Exhibit 10.1

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (this “Agreement”) is made as of this 14th day of May, 2018 (the “Execution Date”) by and between Cowen Inc., a Delaware corporation (“Company”), and Peter A. Cohen, an individual (“Cohen”).  The terms “Party” or “Parties” shall be used to refer to the Company and/or Cohen.  Capitalized terms not defined herein shall have the meaning ascribed in the Transition Agreement (defined below).

WHEREAS, the Company and Cohen are parties to that certain Transition Agreement dated as of November 30, 2017 (the “Transition Agreement”) which sets forth the terms pursuant to which Cohen transitioned to the position of non-Executive Chairman of the Board and resigned from his position as Chief Executive Officer of the Company;

WHEREAS, Cohen has elected not to stand or be nominated for re-election to the Board at the Company’s 2018 annual meeting of stockholders (the “2018 Meeting”); and

WHEREAS, the Company and Cohen have determined it is advisable and appropriate to enter into this Agreement to set forth the terms and conditions governing the continuing relationship between the Company and Cohen following the earlier of (i) the 2018 Meeting and (ii) the date, if any, that Cohen resigns from the Board (such earlier date, the “Board End Date”).

NOW, THEREFORE, for and in consideration of the promises and the consideration more fully set forth herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company and Cohen mutually agree as follows:

1.    Termination as a Director. The Company and Cohen acknowledge and agree that, effective as of the Board End Date, Cohen shall no longer be a member of the Board or its Chairman and shall be deemed to have resigned from all officer and director positions set forth on Exhibit 1 hereto, and the Company shall accept such resignations. Cohen shall continue to serve as the Company’s designee on the Board of Directors of Linkem S.p.A. (“Linkem”) following the Board End Date, although the Company shall retain the right, in its sole discretion, to replace Cohen as the Company’s designee.

2.    Transition Agreement Matters. Pursuant to Section 1(b) of the Transition Agreement, Cohen shall be paid a pro-rated annual retainer in connection with his services as a member of the Board, based on the period from January 1, 2018 through the Board End Date, provided that such amount has not already been paid to Cohen. The obligations of the Company pursuant to Section 1(e) of the Transition Agreement shall terminate as of the Board End Date, and the Company’s obligations pursuant to Sections 1(f), 1(g) and Section 5 of the Transition Agreement shall continue in effect in accordance with their terms. In addition, the provisions of Section 1(b) of the Transition Agreement with respect to consulting services shall no longer remain in effect and the restrictive covenants and other obligations applicable to Cohen arising under Section 6 of the Transition Agreement shall remain in effect through December 27, 2018; provided that such covenants shall not prohibit Cohen from engaging in real estate-related activities generally, including those in connection with RCG Longview (as defined below).

3.          Consulting. Cohen will be available to consult with the Company’s Chief Executive Officer (at the Chief Executive Officer’s request) from the Board End Date through June 30, 2019 with respect to matters relating to business opportunities, investment opportunities and client relationships and generally in furtherance of the Company’s business operations. The Company shall pay Cohen a consulting fee at a rate of $475,000 per annum through June 30, 2019 and shall reimburse Cohen for direct out-of-pocket business expenses approved in writing in advance incurred in performing consulting activities requested by the Company. Subject to the foregoing, business expenses must be in conformity with the Company’s Travel and Entertainment Policies and Procedures as in effect on the Board End Date. It is the express intention of the Parties hereto that Cohen will provide services pursuant to this Section 3 as an independent consultant and not an employee of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Company and Cohen.

4.           Administrative Support and Other Matters.

(a) From the Board End Date through June 30, 2019, the Company shall provide Cohen with (i) reasonably equipped private office space (which shall include a computer, printer, copier, fax machine and telephone) or, at the Company’s sole election, the Company may provide Cohen with a stipend of $6,000 per month in lieu of providing such office and/or equipment), and (ii) secretarial support at a mutually agreed location in Manhattan, New York but outside of the Company’s current office locations. The Company will provide Cohen in an electronic folder format acceptable to Cohen, Cohen’s historical emails (to the extent currently archived by the Company in a reasonably accessible format) and Cohen’s Outlook inbox, contacts and calendar; subject to Cohen continuing to comply with all of his obligations to the Company and its affiliates to safeguard the Company’s confidential and proprietary information.

(b) To the extent permitted by applicable law, rules and regulations, for a period of six (6) months following the Board End Date, the Company will continue to maintain Cohen’s securities law licenses and registrations. Upon Cohen’s request, the Company will use reasonable efforts to provide Cohen, for his personal use, research reports and similar materials distributed by the Company and its affiliates to its customers.

(c) The Company agrees to consult with Cohen on any press release or other public disclosure with respect to the matters contemplated by this Agreement.

(d) The mutual non-disparagement provisions in Section 14 of the Employment Agreement shall apply to matters addressed in this Agreement.

5.           Taxes.  The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law. Cohen acknowledges and represents that the Company has not provided any tax advice to him in connection with this Agreement and that he has been advised by the Company to seek tax advice from his own tax advisors regarding this Agreement and payments that may be made to him pursuant to this Agreement, including specifically, the application of the provisions of Section 409A of the Internal Revenue Code to such payments.

6.    RCG Longview Matters. Provided the Company is entitled to receive at least the percentage of the management fee income and the percentage of the carried interest of RCG Longview Management, LLC (“RCG Longview”) specified on Schedule A, the Company will not object to Cohen having ownership interests in RCG Longview. Cohen’s ownership and participation in RCG Longview will not be subject to any restrictive covenants applicable to Cohen under Section 6 of the Transition Agreement or otherwise.

7.     Standstill. Cohen agrees that from the Execution Date through June 30, 2021, he shall not: directly or indirectly: (i) acting alone or as part of a group, acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or debt (or direct or indirect rights or options to acquire any securities or debt), property, assets or other rights of the Company or any of its subsidiaries or any non-traded real estate investment trust or other pooled investment vehicle sponsored or advised by the Company or any of its subsidiaries; (ii) make or participate, directly or indirectly, in any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries; (iii) make or participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or seek to advise or influence any person or entity with respect to the solicitation of proxies or voting of any securities of the Company or any of its subsidiaries; (iv) form, join or participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or any of its subsidiaries; (v) make any public announcement with respect to, or submit an unsolicited proposal for or offer of (with or without condition), any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries or any of their respective securities or assets; (vi) otherwise directly or indirectly act or seek to control or influence the management or Board of Directors or policies of the Company (or any of its subsidiaries) (including serving as a member of the Board of Directors if nominated or asked to serve by any third party); (vii) deposit any common stock of the Company in any voting trust or subject any common stock of the Company to any arrangement or agreement with respect to the voting of any common stock of the Company; (viii) seek, or encourage any person or entity, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election or removal of any directors; (ix) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company; (x) call or seek to call a special meeting of stockholders; (xi) publicly comment on any third party proposal regarding any merger, acquisition, recapitalization, restructuring, disposition, liquidation, dissolution or other business combination with respect to the Company by such third party prior to such proposal becoming public; (xii) disclose any intention, plan or arrangement regarding any of the foregoing; or (xiii) advise, assist or encourage or enter into any discussions or arrangements with any other person in connection with, in anticipation of, or for the purpose of initiating or causing, any of the foregoing; provided, that the restrictions in clause (i) above shall not apply to the Cohen (or his heirs or legal representatives) with respect to his or his controlled affiliates’ personal purchases of securities of the Company or any of its subsidiaries that do not otherwise contravene clauses (ii) through (xiii).

8.     Cowen-Linkem Award. Following the Board End Date, conditioned upon (A) Cohen’s continued service as the Company’s designee on the Board of Directors of Linkem through June 30, 2019 (unless the Company exercises its discretion to replace Cohen as its designee on such Board or Cohen becomes disabled or dies, in each case, prior to June 30, 2019), (B) Cohen’s continued compliance with his obligations under Section 7 above and under Section 6 of the Transition Agreement, and (C) Cohen’s execution and non-revocation of the release of claims substantially in the form attached hereto as Exhibit 2 (and such release becomes fully effective and non-revocable under applicable law not later than the Board End Date), Cohen shall have the right to receive, subject to the terms and conditions herein, an amount equal to ten percent (10%) of the positive difference, if any, between the net realized profits (if any) attributable to the Company’s invested capital in Linkem as a result of the occurrence of any realization event giving rise to such profits compared to the value of the Company’s invested capital as of December 31, 2017, which was $56,111,472 (such right, the “Cowen-Linkem Entitlement”). The amount (if any) payable to Cohen (or his estate, in case of death) in respect of the Cowen-Linkem Entitlement will be calculated based on the net proceeds received by the Company but shall not be calculated net of amounts payable to employees (or former employees) of the Company pursuant to the terms of their employment agreements. Any payout in respect of the Cowen-Linkem Entitlement is expressly conditioned upon Cohen’s (i) continuing to be available to provide consulting services through the earlier of his death, disability or June 30, 2019, (ii) continued service as the Company’s designee on the Board of Directors of Linkem through June 30, 2019 (unless the Company exercises its discretion to replace Cohen as its designee on such Board or Cohen becomes disabled or dies, in each case, prior to June 30, 2019), and (iii) Cohen’s compliance with the restrictive covenant and standstill obligations referenced or set forth in this Agreement. To the maximum extent permitted under Section 409A of the Internal Revenue Code, any amounts payable under this Section 8 are intended to be subject to a “substantial risk of forfeiture” under Section 409A of the Internal Revenue Code, and shall be paid within the “short term deferral period” following the lapse of the applicable forfeiture conditions.

9.    Full Consideration.  The Parties acknowledge that good and valuable consideration supports this Agreement.

10.         Section 409A of the Internal Revenue Code.   For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A.  The Parties acknowledge and agree that it is intended that this Agreement, and the amounts payable to Cohen hereunder, are intended to comply with or be exempt from the provisions of Section 409A and the Treasury Regulations relating thereto so as not to subject Cohen to the payment of additional taxes and interest under Section 409A.  In furtherance of this intent, this Agreement shall be interpreted, operated, and administered, and payments hereunder reported, in a manner consistent with these intentions. In no event shall the Company be liable to Cohen for any additional tax, interest or penalty that may be imposed on Cohen by Section 409A or any damages for failing to comply with Section 409A.

11.           Remedies in Event of Breach.  In the event of a breach by either Party of the terms of this Agreement, the other Party shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement and to enjoin the breaching Party from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law.  Each Party acknowledges, however, that the remedies at law for any breach of the provisions of this Agreement may be inadequate and that the non-breaching Party shall therefore be entitled to injunctive relief in the event of breach.

12.           No Admissions.  Neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed as an admission of liability or wrongdoing on the part of Cohen or the Company or any of its affiliates, nor shall be admissible as evidence in any proceeding other than for the enforcement of this Agreement.

13.           Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Parties to this Agreement, and each of them.

14.           Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws rules.

15.           Severability.  If any provision of this Agreement shall be held invalid, void or unenforceable by a court of competent jurisdiction, the remaining provisions shall not be affected thereby and shall remain in full force and effect.  In the event that any covenant contained herein is not enforceable in accordance with its terms, Cohen and the Company agree that such provision shall be reformed to make it enforceable in a manner that provides as nearly as possible the result intended by this Agreement.

16.           Entire Agreement.  Subject to the terms of the Transition Agreement that are not expressly modified herein (and the provisions of the Employment Agreement incorporated by reference therein), this Agreement contains the entire agreement between the Parties, and supersedes any and all prior and contemporaneous agreements, term sheets, negotiations and understandings, whether written or oral, pertaining to the subject matter hereof.  No covenants, agreements, representations, or warranties of any kind whatsoever, whether express or implied in law or fact, have been made by any Party to this Agreement, except as specifically set forth in this Agreement.

17.           Modifications.  No modification, amendment, or waiver of any of the provisions contained in this Agreement, or any future representations, promise, or condition in connection with the subject matter of this Agreement, shall be binding upon any Party to this Agreement unless made in writing and signed by such Party or by a duly authorized officer or agent of such Party.  In the case of the Company, any such writing shall bind the Company only if approved by the Board.

18.           Negotiated Agreement.  The terms of this Agreement are contractual, not a mere recital, and are the result of negotiations between the Parties.  This Agreement shall not be construed against the Party preparing the same.  This Agreement shall be construed without regard to the identity of the person who drafted such and shall be construed as if the Parties had jointly prepared this Agreement.  Any uncertainty or ambiguity shall not be interpreted against any one Party.

19.           Section Headings.  The use of headings in this Agreement is only for ease of reference and the headings have no effect and are not considered in interpreting or to be part of the terms of this Agreement.

20.           Voluntary Agreement.  COHEN ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THE FOREGOING PROVISIONS AND THOSE SUCH PROVISIONS ARE REASONABLE AND ENFORCEABLE.  COHEN FURTHER ACKNOWLEDGES THAT HE HAS SIGNED THIS AGREEMENT AS HIS OWN AND VOLUNTARY ACT, THAT HE ACKNOWLEDGES THAT THIS IS AN IMPORTANT AND BINDING LEGAL CONTRACT THAT HAS BEEN REVIEWED BY COUNSEL OF COHEN’S CHOICE, AND THAT THIS AGREEMENT HAS BEEN FREELY AND FAIRLY NEGOTIATED BY THE PARTIES HERETO.

21.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one instrument.

22.           Notices.  All notices, requests and other communications to any Party under this Agreement shall be in writing and sent by personal delivery or overnight courier to the address provided below:

(a)           If to the Company:

Cowen Inc. 599 Lexington Avenue New York, New York 10022 Attention: General Counsel

(b)           If to Cohen:

Peter A. Cohen, at the most recent address on file with the Company or such other address as may be provided by Cohen in accordance with this Section 22.

Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

[Signature page follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties hereby execute this Agreement as of the first date set forth below.

DATED: _May 14, 2018_______	/s/ Peter A. Cohen
PETER A. COHEN

COWEN INC.

DATED: _May 14, 2018_______	By:	/s/ Jeffrey Solomon
Jeffrey Solomon, Chief Executive Officer

Exhibit 10.1

Exhibit 1
List of Resignations

Entity	Title (Officer/Director)
COWEN INC.	Chairman
COWEN AVIATION FINANCE HOLDINGS INC.	Director
COWEN PRIVATE INVESTMENTS LP	Member of Investment Committee
COWEN PRIVATE INVESTMENTS II LP	Member of Investment Committee
BAKERY SQUARE 2, LP	Co-General Partner and authorized signatory
POMCOR LONGVIEW LLC	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY FUND PA PSERS, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY FUND, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY MANAGEMENT, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY PARTNERS, LLC	Co-General Partner and authorized signatory
RCG LV RIVERSIDE PARC HOLDINGS, LLC	Co-General Partner and authorized signatory
1230 W WASHINGTON, LLC	Co-General Partner and authorized signatory
124 OWNERS LONGVIEW LLC	Co-General Partner and authorized signatory
550 W 29TH STREET FUNDING LLC	Co-General Partner and authorized signatory
60G SEED INVESTOR, LLC	Co-General Partner and authorized signatory
8995 COLLINS LLC	Co-General Partner and authorized signatory
8995 COLLINS MANAGER LLC	Co-General Partner and authorized signatory
BELLEROCK PARTNERS, LLC	Co-General Partner and authorized signatory
CLK/LV 1230 W WASHINGTON HOLDING, LLC	Co-General Partner and authorized signatory
CONDO 124 LENDER, LLC	Co-General Partner and authorized signatory
FRANKLIN MEZZ LENDER, LLC	Co-General Partner and authorized signatory
LPP2 50 CLINTON, LLC	Co-General Partner and authorized signatory

LPP2 FULTON STREET, LLC	Co-General Partner and authorized signatory
LPP2 PNW5, LLC	Co-General Partner and authorized signatory
METROPARK MEZZ LENDER, LLC	Co-General Partner and authorized signatory
PARK PLACE MEZZ LENDER, LLC	Co-General Partner and authorized signatory
POMCOR LONGVIEW LLC	Co-General Partner and authorized signatory
RCG 135 FULKERSON, LLC	Co-General Partner and authorized signatory
RCG 261 FIFTH, LLC	Co-General Partner and authorized signatory
RCG ARCHON, LLC	Co-General Partner and authorized signatory
RCG BAKERY SQUARE 2, LLC	Co-General Partner and authorized signatory
RCG BAKERY SQUARE, LLC	Co-General Partner and authorized signatory
RCG BKSQ2 GP, LLC	Co-General Partner and authorized signatory
RCG FLATS MANAGER, LLC	Co-General Partner and authorized signatory
RCG FLATS, LLC	Co-General Partner and authorized signatory
RCG GEORGIAN WOODS LLC	Co-General Partner and authorized signatory
RCG HARTSDALE, LLC	Co-General Partner and authorized signatory
RCG IVANHOE MEMBER, LLC	Co-General Partner and authorized signatory
RCG IVANHOE MULTI, LLC	Co-General Partner and authorized signatory
RCG IVANHOE, LP	Co-General Partner and authorized signatory
RCG KENNEDY HOUSE, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW 680 CO-INVEST, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW 7TH AVENUE CO-INVEST, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW 88 STREET CO-INVEST, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT (OFFSHORE) FUND V CORP, INC.	Co-General Partner and authorized signatory

RCG LONGVIEW DEBT (OFFSHORE) FUND V, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND IV MANAGEMENT, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND IV PA PSERS FEEDER, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND IV PA PSERS GP, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND IV PARTNERS, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND IV, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND V PARTNERS, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW DEBT FUND V, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY FUND PA PSERS, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY FUND, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY MANAGEMENT, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY PARTNERS PA PSERS, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY PARTNERS, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY REIT GP, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW EQUITY REIT, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW HOLDINGS, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW II, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW MANAGEMENT, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW MULTIFAMILY INCOME FUND, LP	Co-General Partner and authorized signatory
RCG LONGVIEW PARTNERS II, L.L.C.	Co-General Partner and authorized signatory
RCG LONGVIEW PARTNERS, L.L.C.	Co-General Partner and authorized signatory
RCG LONGVIEW PRINCIPAL PARTNERS II, L.P.	Co-General Partner and authorized signatory
RCG LONGVIEW PRINCIPAL PARTNERS III, LP	Co-General Partner and authorized signatory

RCG LONGVIEW PRINCIPAL PARTNERS, LP	Co-General Partner and authorized signatory
RCG LONGVIEW SERVICES COMPANY, LLC	Co-General Partner and authorized signatory
RCG LONGVIEW, L.P.	Co-General Partner and authorized signatory
RCG LPP 135 WELLS, LLC	Co-General Partner and authorized signatory
RCG LPP 17E12TH CO-INVEST, L.P.	Co-General Partner and authorized signatory
RCG LPP 17E12TH JV, LLC	Co-General Partner and authorized signatory
RCG LPP 17E12TH, LLC	Co-General Partner and authorized signatory
RCG LPP BARON'S COVE, LLC	Co-General Partner and authorized signatory
RCG LPP BKSQ2, LLC	Co-General Partner and authorized signatory
RCG LPP GP, LLC	Co-General Partner and authorized signatory
RCG LPP II GP, LLC	Co-General Partner and authorized signatory
RCG LPP III GP, LLC	Co-General Partner and authorized signatory
RCG LPP SME CO-INVEST, L.P.	Co-General Partner and authorized signatory
RCG LPP SME, LLC	Co-General Partner and authorized signatory
RCG LPP SOUTHAMPTON ELMSFORD, LLC	Co-General Partner and authorized signatory
RCG LPP2 BATON ROUGE CO-INVEST, L.P.	Co-General Partner and authorized signatory
RCG LPP2 BATON ROUGE, LLC	Co-General Partner and authorized signatory
RCG LPP2 PNW5 CO-INVEST, L.P.	Co-General Partner and authorized signatory
RCG LPP2 PNW5, LLC	Co-General Partner and authorized signatory
RCG LV BAKERY SQUARE, LP	Co-General Partner and authorized signatory
RCG LV CLK MANAGEMENT, LLC	Co-General Partner and authorized signatory
RCG LV COLUMBIA PARK LLC	Co-General Partner and authorized signatory
RCG LV COUNTRY SQUIRE, LLC	Co-General Partner and authorized signatory

RCG LV DEBT IV NON-REIT ASSETS HOLDINGS, LLC	Co-General Partner and authorized signatory
RCG LV DEBT IV REIT GP, LLC	Co-General Partner and authorized signatory
RCG LV DEBT IV REIT, L.P.	Co-General Partner and authorized signatory
RCG LV DEBT V NON-REIT ASSETS HOLDINGS, LLC	Co-General Partner and authorized signatory
RCG LV DEBT V REIT GP, LLC	Co-General Partner and authorized signatory
RCG LV DEBT V REIT, LP	Co-General Partner and authorized signatory
RCG LV DEBT VI NON-REIT ASSETS HOLDINGS, LLC	Co-General Partner and authorized signatory
RCG LV DEBT VI REIT MANAGER, LLC	Co-General Partner and authorized signatory
RCG LV DEBT VI REIT, LLC	Co-General Partner and authorized signatory
RCG LV EQUITY FV DEBT GP, LLC	Co-General Partner and authorized signatory
RCG LV EQUITY FV DEBT, L.P.	Co-General Partner and authorized signatory
RCG LV EQUITY FV EQUITY GP, LLC	Co-General Partner and authorized signatory
RCG LV EQUITY FV EQUITY, L.P.	Co-General Partner and authorized signatory
RCG LV K&Q, L.P.	Co-General Partner and authorized signatory
RCG LV NON-REIT ASSETS HOLDINGS, LLC	Co-General Partner and authorized signatory
RCG LV NR WWP JV, LLC	Co-General Partner and authorized signatory
RCG LV NR WWP, LLC	Co-General Partner and authorized signatory
RCG LV OVERLAND HOTEL, LLC	Co-General Partner and authorized signatory
RCG LV PARK LANE, LLC	Co-General Partner and authorized signatory
RCG LV POMCOR, LLC	Co-General Partner and authorized signatory
RCG LV SECOND STREET HOLDINGS, LLC	Co-General Partner and authorized signatory
RCG LV WWP JV, LLC	Co-General Partner and authorized signatory
RCG LV WWP, LP	Co-General Partner and authorized signatory

RCG MEMPHIS PROPERTIES, LLC	Co-General Partner and authorized signatory
RCG NEWPLAN, LLC	Co-General Partner and authorized signatory
RCG PARK LIBERTY GP MEMBER MANAGER, LLC	Co-General Partner and authorized signatory
RCG PARK LIBERTY GP MEMBER, LLC	Co-General Partner and authorized signatory
RCG RE MANAGER, LLC	Co-General Partner and authorized signatory
RCG SOUNDVIEW, LLC	Co-General Partner and authorized signatory
RCG STATEST BOSTON I LLC	Co-General Partner and authorized signatory
RCG STATEST BOSTON II LLC	Co-General Partner and authorized signatory
RCGL 12E13TH, LLC	Co-General Partner and authorized signatory
RCGL 13TH MANAGER, LLC	Co-General Partner and authorized signatory
RCGL 171 WEST 57TH STREET HOLDINGS LLC	Co-General Partner and authorized signatory
RCGL 680 MEZZANINE FUNDING, LLC	Co-General Partner and authorized signatory
RCGL 7TH AVE MEZZANINE FUNDING LLC	Co-General Partner and authorized signatory
RCGL 88 STREET MEZZANINE FUNDING, LLC	Co-General Partner and authorized signatory
RCGL BKSQ 2 DEVELOPER, LLC	Co-General Partner and authorized signatory
RCGL D5 CHATHAM, LLC	Co-General Partner and authorized signatory
RCGL D5 FOX RUN, LLC	Co-General Partner and authorized signatory
RCGL D5 HL, LLC	Co-General Partner and authorized signatory
RCGL DOCK SQUARE MEZZANINE FUNDING, LLC	Co-General Partner and authorized signatory
RCGL DOCK SQUARE OPTION INVESTOR, LLC	Co-General Partner and authorized signatory
RCGLV CONDO 124 LENDER, LLC	Co-General Partner and authorized signatory
RCGLV DEBT IV, LP	Co-General Partner and authorized signatory

Exhibit 10.1

Exhibit 2

RELEASE OF CLAIMS
As used in this Release of Claims (this “Release”), the term "claims" will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, in equity, or otherwise.
For and in consideration of the “Cowen-Linkem Entitlement” (as defined in the Supplemental Agreement, dated May 14, 2018, between me and Cowen Inc. (the “Supplemental Agreement”)), and other good and valuable consideration, I, Peter A. Cohen, for and on behalf of myself and my heirs, administrators, executors, and assigns, effective as of the date on which this Release becomes effective pursuant to its terms, do fully and forever release, remise, and discharge the Company, and each of its direct and indirect subsidiaries and affiliates, together with their respective officers, directors, partners, shareholders, employees, and agents (collectively, the “Group”), from any and all claims whatsoever up to the date hereof that I had, may have had, or now have against the Group, whether known or unknown, for or by reason of any matter, cause, or thing whatsoever, including any claim arising out of or attributable to my employment or the termination of my employment with the Company, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, or sexual orientation. This release of claims includes, but is not limited to, all such claims arising under the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act (“ADEA”), Title VII of the Civil Rights Act, the Americans with Disabilities Act, as amended by the Americans with Disabilities Act Amendments Act, the Civil Rights Act of 1991, the Family Medical Leave Act, the Equal Pay Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the New York State Human Rights Law, the New York City Human Rights Law, and the Employee Retirement Income Security Act of 1974, each as may be amended from time to time, and all other federal, state, and local laws, the common law, and any other purported restriction on an employer’s right to terminate the employment of employees. The release contained herein is intended to be a general release of any and all claims up to the date hereof to the fullest extent permissible by law.
By executing this Release, I specifically release all claims relating to my employment and its termination under ADEA, a United States federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefit plans.
Notwithstanding any provision of this Release to the contrary, by executing this Release, I am not releasing (i) any claims relating to the Supplemental Agreement, (ii) any claims that cannot be waived by law or any claims based on occurrences after the date hereof, including whistleblower claims under the Corporate and Criminal Fraud Accountability Act of 2002 (Sarbanes-Oxley), the Securities and Exchange Commission Whistleblower Program, and the Commodities Futures Trading Commission Whistleblower Program, (iii) my right of indemnification as provided by, and in accordance with the terms of, the Company’s by-laws or a Company insurance policy providing such coverage, as any of such may be amended from time to time; or (iv) under COBRA.
I expressly acknowledge and agree that I –
▪Am able to read the language, and understand the meaning and effect, of this Release;
▪    Have no physical or mental impairment of any kind that has interfered with my ability to read and understand the meaning of this Release or its terms, and that I am not acting under the influence of any medication, drug, or chemical of any type in entering into this Release;
▪    Am specifically agreeing to the terms of the release contained in this Release because the Company has agreed to pay me the Cowen-Linkem Entitlement in consideration for my agreement to accept it in full settlement of all possible claims I might have or ever have had, and because of my execution of this Release;
▪    Acknowledge that, but for my execution of this Release, I would not be entitled to the Cowen-Linkem Entitlement;
▪    Understand that, by entering into this Release, I do not waive rights or claims that may arise after the date I execute this Release;
▪    Had or could have had twenty-one (2l) days from the Execution Date (as defined in the Supplemental Agreement) (the “Release Expiration Date”) in which to review and consider this Release, and that if I execute this Release prior to the Release Expiration Date, I have voluntarily and knowingly waived the remainder of the review period;
▪    Have not relied upon any representation or statement not set forth in this Release or the Supplemental Agreement made by the Company or any of its representatives;
▪    Was advised to consult with my attorney regarding the terms and effect of this Release; and
▪    Have signed this Release knowingly and voluntarily.
I represent and warrant that I have not previously filed, and to the maximum extent permitted by law agree that I will not file, a complaint, charge, or lawsuit against any member of the Group regarding any of the claims released herein. If, notwithstanding this representation and warranty, I have filed or file such a complaint, charge, or lawsuit, I agree that I shall cause such complaint, charge, or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge, or lawsuit, including without limitation the attorneys’ fees of any member of the Group against whom I have filed such a complaint, charge, or lawsuit. This paragraph shall not apply, however, to a claim of age discrimination under ADEA or to any non-waivable right to file a charge with the United States Equal Employment Opportunity Commission (the "EEOC”); provided, however, that if the EEOC were to pursue any claims relating to my employment with Company, I agree that I shall not be entitled to recover any monetary damages or any other remedies or benefits as a result and that this Release and Section 8 of the Supplemental Agreement will control as the exclusive remedy and full settlement of all such claims by me.
I hereby agree to waive any and all claims to re-employment with the Company or any other member of the Group and affirmatively agree not to seek further employment with the Company or any other member of the Group.
Notwithstanding anything contained herein to the contrary, this Release will not become effective or enforceable prior to the expiration of the period of seven (7) calendar days following the date of its execution by me (the “Revocation Period”), during which time I may revoke my acceptance of this Release by notifying the Company and the Board of Directors of the Company, in writing, delivered to the Company at its principal executive office, marked for the attention of its General Counsel. To be effective, such revocation must be received by the Company no later than 11:59 p.m. on the seventh (7th) calendar day following the execution of this Release. Provided that the Release is executed and I do not revoke it during the Revocation Period, the eighth (8th) day following the date on which this Release is executed shall be its effective date. I acknowledge and agree that if I revoke this Release during the Revocation Period, this Release will be null and void and of no effect, and I will not be entitled to receive and/or retain the Cowen-Linkem Entitlement.
The provisions of this Release shall be binding upon my heirs, executors, administrators, legal personal representatives, and assigns. If any provision of this Release shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Release.
EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS RELEASE IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. ANY DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS RELEASE OR CLAIM OF BREACH HEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT FEDERAL JURISDICTION EXISTS, AND IN ANY COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK, BUT ONLY IN THE EVENT FEDERAL JURISDICTION DOES NOT EXIST, AND ANY APPLICABLE APPELLATE COURTS. BY EXECUTION OF THIS RELEASE, THE PARTIES HERETO, AND THEIR RESPECTIVE AFFILIATES, CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND WAIVE ANY RIGHT TO CHALLENGE JURISDICTION OR VENUE IN SUCH COURT WITH REGARD TO ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE. EACH PARTY TO THIS RELEASE ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE.

Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Supplemental Agreement.

Peter A. Cohen
Date:

Cowen Inc.

By:
Name: Jeffrey Solomon
Title: Chief Executive Officer